FORM OF SERIES SUPPLEMENT

TRUST CERTIFICATES SERIES [       ]

SERIES SUPPLEMENT

between

MERRILL LYNCH DEPOSITOR, INC.,

as Depositor,

and

THE BANK OF NEW YORK MELLON,

as Trustee and Securities Intermediary

Dated as of [      ]

Table of Contents

i

SERIES SUPPLEMENT, dated as of [      ] (the “Supplement”), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation (the “Depositor”), THE BANK OF NEW YORK MELLON, a New York corporation, ( the “Trustee”) and (the “Securities Intermediary”).

W I T N E S S E T H:

WHEREAS, the Depositor desires to create the Trust designated herein (the “Trust”) by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of January 23, 2013 (the “Standard Terms” and, together with this Supplement, the “Trust Agreement”), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for (a) the issuance of (i) the Certificates evidencing undivided interests in the Trust and (ii) Call Rights and (b) entering into a swap transaction in the form of an ISDA Master Agreement and schedule with the Swap Counterparty (the “Swap Agreement”) attached as Schedule II;

WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust;

WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder; and

WHEREAS, the Depositor and the Trust agree that the Trust should enter into the Swap Agreement with the Swap Counterparty identified herein on the terms and conditions specified on Schedule II;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

SECTION 1. Incorporation of Standard Terms

.  (a)  All of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties.  In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

(b) Definitions.  Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

[“Allocation Ratio”:  The ratio of the Class A Allocation to the Class B Allocation.  Voting Rights, Liquidation Proceeds, Realized Losses and Extraordinary Trust Expenses shall be allocated between Class A Certificateholders and Class B Certificateholders in accordance with the Allocation Ratio and, within each Class, each of the foregoing rights and obligations shall be allocated to Certificateholders in accordance with their pro rata interests in such Class.]

“Authorized Denomination”:  With respect to Certificates, an aggregate stated and/or notional principal amount of $[1,000], as applicable.

“Business Day”:  Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and, if applicable, that also is specified as a Business Day with respect to the Underlying Securities.

“Calculation Agent”:  [       ]

[“Call Agent”:  As defined in the Call Terms.]

[“Call Agreement”: As defined in the Call Terms.]

[“Call Date”:  As defined in the Call Terms.]

[“Call Holder”:  As defined in the Call Terms.]

[“Call Notice Period”:  As defined in the Call Terms.]

[“Call Price”:   As defined in the Call Terms.]

[“Call Right”:  As defined in the Call Terms.]

[“Call Terms”:  The call terms set forth on Schedule III.]

[“Certificates”:  All [     ] Class A Certificates and [      ] Class B Certificates.]

[“Class A Allocation”:  The present value calculated by the Calculation Agent (discounted at the rate of [  ]% per annum) of (i) the unpaid interest, except for the Class B Payments, due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities are paid in full when due and are not accelerated or redeemed prior to their stated maturity).]

“[[Class A] Call Right”:  As defined in the Call Terms.]

[“Class A Certificate Account”:  The allocation in the Series [       ] Certificate Account for the Class A Certificateholders.]

“[Class A] Certificates”:  The Certificates issued by the Trust in a stated amount of $25 per trust certificate, entitled to receive on each Distribution Date until and including the Final Scheduled Distribution Date, distributions at a rate of [   ]% per annum on the stated amount of the [Class A] Certificates and a cash distribution of the principal amount of the Underlying Securities on the Final Scheduled Distribution Date and such other distributions as described herein.

[“Class B Allocation”:  An amount equal to the Class B Present Value Amount.]

[Class B Call Right”:  As defined in the Call Terms.]

[“Class B Certificate Account”:  The allocation in the Series [       ] Certificate Account for the Class B Certificateholders.]

[“Class B Certificates”:  The Certificates issued by the Trust with the right to receive, on each Distribution Date, commencing on [   ], [     ] and ending on the Final Scheduled Distribution Date, a distribution of [   ]% per annum of the aggregate notional principal amount of the Class B Certificates and such other distributions as described herein.]

[“Class B Payments”:  An amount equal to the Pass-Through Rate multiplied by the notional principal amount of the Class B Certificates.

[“Class B Present Value Amount”:  As of any date, the sum of the present values calculated by the Calculation Agent (discounted at a rate of [   ]% per annum) of the Class B Payments (assuming for purposes hereof, that the Underlying Securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date).]

“Closing Date”:  [       ].

“Collection Period”:  (i) With respect to each [   ] Distribution Date, the period beginning on and including the [   ] Distribution Date of the current year and ending on the day immediately preceding the [   ] Distribution Date, and (ii) with respect to each [   ] Distribution Date, the period beginning on the [   ] Distribution Date of the prior year and ending on the day immediately preceding the [   ] Distribution Date, inclusive, except for the [   ] Distribution Date, as to which the Collection Period shall be the period beginning on the [Cut-off]/[Closing] Date and ending on the day immediately preceding [   ] Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 8(b) hereof.

“Commission”:  The United States Securities and Exchange Commission.

“Comparable Treasury Issue”:  With respect to any redemption date, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Underlying Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Underlying Securities.

“Comparable Treasury Price”:  With respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Underlying Securities trustee is provided fewer than five Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Corporate Trust Office”:  The office of the Trustee located at [Corporate Trust Dealing & Trading Group, 101 Barclay Street, Floor 8W, New York, NY 10286], Attention:  [Trust Series [      ]].

[Cut-off Date”:  [      ].]

“Delivery Certificates”:  The meaning given to it in the Call Agreement.

“Depository”:  The Depository Trust Company, its nominees and their respective successors.

“Distribution Date”:  (a) [      ] and [      ] of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on [      ] and ending on the Final Scheduled Distribution Date, (b) any date on which a distribution is made in connection with a Liquidation Event or a Trust Wind-Up Event or (c) any date on which a Redemption Amount is distributed.

“Distribution Election”:  The meaning specified in Section 4.

“Eligible Investments”:  As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Certificates, and (ii) the rating of any short-term instruments will be “A-1+” by S&P; and provided, further, that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

“Escrow Agent”:  As will be set forth in the Escrow Agreement.

“Escrow Agreement”:  The escrow agreement to be entered into on the Exercise Date among a given Call Holder and the Escrow Agent pursuant to Section 13(c)(ii)(2) hereof.

“Event of Default”:  (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable, and (iii) any other event specified as an event of default in the Underlying Securities Indenture.  For a summary of certain events of default in the Underlying Securities Indenture, please refer to the Prospectus Supplement.

“Exercise Date”:  Any date on which a Call Holder notifies the Trustee of its intention to exercise its Call Right in accordance with the provision of Section 13(c)(ii) hereof, any date a Call Holder is deemed to have exercised its Call Right pursuant to the Call Agreement, or any date following the acceleration of the maturity of the Underlying Securities and payment in full of all amounts when due by the Underlying Securities Issuer.

“Final Scheduled Distribution Date”:  [      ] (or if such date is not a Business Day, the next succeeding Business Day).

“Fixed Pass-Through Rate”:  [With respect to the Class A Certificates, [•]% per annum and with respect to the Class B Certificates,] [•]% per annum.

[“Floating Pass Through Rate”:  [With respect to the Class A Certificates, [   ] plus [•]% per annum and with respect to the Class B Certificates,] [   ] plus [•]% per annum.

“Independent Investment Banker”:  One of the Reference Treasury Dealers appointed by the Underlying Securities Issuer, which may have other business relationships with the Underlying Securities Issuer.

“Interest Day Count”:  [       ].

“Interest Payment Amount”:  On any Distribution Date, with respect to the [Class A] Certificates, an amount equal to the Pass-Through Rate multiplied by the stated amount of the [Class A] Certificates and the Interest Day Count.

“Optional Exchange Date”:  Any date as is designated pursuant to Section 6 hereof.

“Ordinary Expenses”:  The Trustee’s customary fee for its services as Trustee, including but not limited to (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by this Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making distributions, (iii) the costs and expenses of the Trust’s or Trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are, or reasonably should have been, expected to be incurred in the ordinary course of administration of the Trust, which, with respect to Ordinary Expenses other than those referred to in clause (iii).

“Pass-Through Rate”:  [For each Class of Certificates, the associated]/[The] [Fixed]/[Floating] Pass-Through Rate.

“Payment Default”:  An Event of Default (as defined in the Underlying Securities Indenture) on the Underlying Securities under clauses (1) or (2) of the definition in Section 5.01 of the Underlying Securities Indenture.

“Prospectus Supplement[s]”:  The Prospectus Supplement dated [       ], relating to the [Class A Certificates and the Prospectus Supplement dated [      ].relating to the Class B] Certificates.

“Rating”:  One or more rating agencies is expected to assign a rating to the Certificates and any such rating will depend on the ratings of the Underlying Security Issuer [and the Swap Counterparty].

“Rating Agency”:  [S&P].

“Record Date”:  The Business Day immediately preceding each Distribution Date.

“Redemption Amount”:  The meaning specified in Section 13.

“Reference Treasury Dealer”:  Each of [   ], [   ] and [   ] and two other primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) selected by the Underlying Securities Issuer and their respective successors.  If any of the foregoing ceases to be a Primary Treasury Dealer, the Underlying Securities Issuer will replace such Reference Treasury Dealer with another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations”:  With respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Underlying Securities Issuer and the Underlying Securities trustee by that Reference Treasury Dealer at [   ][a.m.]/[p.m.]., New York City time, on the third Business Day preceding the redemption date.

“Related Assets”:  [       ].

“Remaining Scheduled Payments”:  With respect to each Underlying Security to be redeemed on any redemption date, the aggregate amount of the payments of principal of and interest on such Underlying Security that would be due after the redemption date but for the redemption.  If the redemption date is not an interest payment date with respect to the Underlying Securities, then the Remaining Scheduled Payments will be reduced by the amount of interest accrued on the Underlying Securities to such redemption date.

“Series”:  Trust Series [      ].

[“Series [       ] Certificate Account”:  The Certificate Account established for the Certificateholders.]

“Specified Currency Exchange Rate Basis”:  [        ].

[“Swap Agreement”:  The ISDA Master Agreement between the Trust and the Swap Counterparty on or after [       ].]

[“Swap Counterparty”:  [      ], which is the Buyer in the Swap Agreement attached as Schedule II, or any assignee permitted thereunder.]

[“Swap Guarantee”:  [        ].]

[“Swap Guarantor”:  [        ].]

[“Swap Notional Amount”:  $[       ].]

[“Swap Payment Dates”:  The Swap Counterparty will make payments on the Business Day prior to each [      ] and [      ], beginning on the Business Day prior to [      ].  The Trust will make payments on each [      ] and [       ], beginning [       ] and ending on [the earlier of] [      ] [and any [Call Date]].]

[“Swap Payments”:  The Trust will make to the Swap Counterparty [semiannual] payments equal to the Swap Notional Amount times (i) [       ]% per annum on each Swap Payment Date, up to but excluding [      ] and (ii) [      ]% per annum on each Swap Payment Date from and including [      ] to but excluding [      ].]

[“Swap Rate”:  [      ].]

“Treasury Rate”:  With respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Underlying Securities”:  The [   ] aggregate principal amount of [   ]% Notes due [   ] issued by the Underlying Securities Issuer, as described in Schedule I hereto.

[“Underlying Securities Guarantor[s]”:  [     ] [and [     ]].

“Underlying Securities Indenture”:  As set forth in Schedule I.

“Underlying Securities Issuer”:  [      ].

“Underlying Securities Prospectus”:  The prospectus dated [      ] filed with the Securities and Exchange Commission by the Underlying Securities Issuer with respect to the Underlying Securities.

SECTION 2. Designation of Trust and Certificates.

(a) The Trust created hereby shall be known as the “Trust Series [      ]”.  The [Class A and Class B] Certificates evidencing certain undivided ownership interests therein shall be known as the “[Class A] [•]% Callable Trust Certificates Series [     ] [and the “[Class B] [•]% Callable Trust Certificates Series [     ],” respectively].

(b) The [Class A Certificates and the Class B] Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit A.  The [Class A] Certificates shall be issued in Authorized Denominations and integral multiples thereof [and the Class B Certificates shall be issued in Authorized Denominations and integral multiples thereof].  Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.  Notwithstanding anything to the contrary in the Trust Agreement, the Depositor may not increase the amount of the Underlying Securities in the Trust and the Trust may not issue a corresponding amount of additional Certificates.

(c) The [Class A] Certificates will be entitled to receive (i) on each Distribution Date, commencing on [     ] and ending on the Final Scheduled Distribution Date, or such earlier date if the Underlying Securities are redeemed prior to the Final Scheduled Distribution Date, the Interest Payment Amount and (ii) on the Final Scheduled Distribution Date, a distribution of the aggregate principal amount of the Underlying Securities.

(d) [On each Distribution Date, the Class B Certificates will be entitled to receive the Class B Payments [and in connection with a redemption of the Underlying Securities, the Class B Present Value Amount.]

(e) Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the [Class A Certificates and/or the notional principal amount of the Class B] Certificates, unless otherwise indicated.

SECTION 3. Satisfaction of Conditions to Initial Execution and Delivery of Certificates.  The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

(i) the Underlying Securities set forth on Schedule I hereto; and

(ii) all documents set forth in Section 5.12 of the Standard Terms.

SECTION 4. Distributions.  Distributions will be made in accordance with clauses (a) through (e), as applicable (such applicable clause, the “Distribution Election”)

[(a)           Unless any of clauses (b) through (e) is applicable, on each Distribution Date , the Trustee shall apply the Available Funds in the [Series [       ]] Certificate Account in the following order of priorities:

(i) first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 7.06(b) of the Standard Terms and approved by 100% of the Certificateholders;

(ii) [second, to the payment of the net amount (if any) payable by the Trust under the Swap Agreement;

(iii) third,] pro rata to the [Class A] Certificateholders, the Interest Payment Amount [and the Class B Certificateholders, the Class B Payment];

(iv) fourth, pro rata to the [Class A] Certificateholders [and the Class B Certificateholders], any delayed interest payments on the Underlying Securities and any additional distributions owed and  paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any interest payment on the Underlying Securities;

(v) fifth, pro rata to the [Class A] Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the aggregate principal amount of the Underlying Securities;

(vi) sixth, to the extent there remain Available Funds in the [Series [       ]] Certificate Account, to the Trustee for any accrued and unpaid Ordinary Expenses or Extraordinary Expenses and then to any creditors of the Trust in satisfaction of liabilities thereto; and

(vii) seventh, to the extent there remain Available Funds in the [Series [       ]] Certificate Account, to Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates.

Subject to Section 8(b) hereof, to the extent Available Funds are insufficient to make any required distributions due to [the Swap Counterparty or the] Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall.  Neither Merrill Lynch, Pierce, Fenner & Smith Incorporated nor any of its Affiliates will have any claim against the Trust pursuant to Section 4(a)(vii) if the Trust fails to make a distribution on a Distribution Date to such person because no Available Funds remain in the [Series [       ]] Certificate Account on such Distribution Date.

(b) On any Distribution Date occurring in connection with a Trust Wind-Up Event or Liquidation Event, in each case that is also a Counterparty Subordination Event, the Trustee shall apply the Available Funds (including the Redemption Amount from a partial redemption of the Underlying Securities) in the [Series [       ]] Certificate Account in the following order of priorities:

(i)           first, to the Trustee for Unpaid Expenses;

(ii)           second, pro rata to the [Class A] Certificateholders, the Interest Payment Amount [and the Class B Certificateholders, the Class B Payment];

(iii)           third, pro rata to the [Class A] Certificateholders, a distribution of the stated principal amount of the [Class A] Certificates [and the Class B Certificateholders, the Class B Present Value Amount];

(iv)           fourth, to the payment of all amounts payable by the Trust under the Swap Agreement; provided that if a Counterparty Subordination Event occurs and prior to final payment of the Certificates another Trust Wind-Up Event or Liquidation Event that is not a Counterparty Subordination Event, such as a failure to pay the accelerated amounts due on the underlying securities, has occurred, then the termination payment to the Swap Counterparty will not be subordinated in the payment priorities and will be paid to prior any payments on the Certificates;

(v)           fifth, if such Distribution Date is occurring in connection with a redemption of Underlying Securities, any remaining Redemption Amount to any Call Holder that has exercised its Call Rights proportionately to such Call Holder’s interest in the Certificates; and

(vi)           sixth, if such Distribution Date is occurring in connection with a redemption of Underlying Securities, any remaining Redemption Amount to the Swap Counterparty.

(c) On any Distribution Date occurring in connection with a Trust Wind-Up Event or Liquidation Event, in each case that is not also either a Counterparty Subordination Event or a Failure to File Event, the Trustee shall apply the Available Funds in the [Series [       ]] Certificate Account in the following order of priorities:

(i)           first, to the Trustee for Unpaid Expenses;

(ii)           [second, to the payment of all amounts payable by the Trust under the Swap Agreement;]

(iii)           third, pro rata to the [Class A] Certificateholders, the Interest Payment Amount  [and the Class B Certificateholders, the Class B Payment]; and

(iv)           fourth, pro rata to the [Class A] Certificateholders, a distribution of the aggregate stated amount of the [Class A] Certificates [and the Class B Certificateholders, the Class B Present Value Amount], to the extent available.

(d) On any Distribution Date occurring in connection with a Failure to File Event, the Trustee shall apply the amounts available to:

(i)           first, to the Trustee for the the payment of any Unpaid Expenses;

(ii)           second, [to the payment of all amounts payable by the Trust under the Swap Agreement; and

(iii)           third,] [distribute (x) a principal amount of the remaining Affected Underlying Securities equal to the aggregate stated amount of the outstanding Class A Certificates and a pro rata portion of the Related Assets in accordance with the Class A Allocation to the Class A Certificateholders and (y) a pro rata portion of the Related Assets in accordance with the Class B Allocation to the Class B Certificateholders]/[distribute the Underlying Securities and Related Assets to the Certificateholders pro rata] within three Business Days of receiving such notice.

(e) On an Optional Exchange Date, the Trustee shall distribute to Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates, other than the Depositor, or any other Person exercising an optional exchange pursuant to Section 6 hereof, as the case may be, Underlying Securities in accordance with Section 6 hereof and the Swap Termination Payment (if any) paid to the Trustee by the Swap Counterparty in connection with the Optional Exchange.

SECTION 5. Trustee’s Fees and Limitation of Liability; Escrow Agent’s Fees.  (a)  Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor or one of its Affiliates.  The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) unless otherwise provided herein, not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section 7.08 of the Standard Terms.

(b) If the conditions in Section 7.06 of the Standard Terms are not satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

(c) In the event that one or more Call Holders is required to deposit the [applicable] Call Price with the Escrow Agent on the Exercise Date pursuant to Section 13(c)(ii)(2) hereof, the Depositor and the Escrow Agent shall enter into an agreement reasonably acceptable to both parties thereto whereby the Depositor shall pay to the Escrow Agent a fee in consideration for its services under the Escrow Agreement or Escrow Agreements, as applicable.

SECTION 6. Optional Exchange.  (a) Either:

(A)           Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates (other than the Depositor), if it holds Certificates, or

(B)           any other (x) Person or (y) group of Affiliated Persons (in each case other than the Depositor) holding [Class A] Certificates with an aggregate stated amount of $5 million or more [and an equal aggregate notional principal amount of Class B]/[, such] Certificates [all] acquired by such Person or group of Affiliated Persons pursuant to the exercise of [Class A Call Rights and Class B] Call Rights held by it (provided that, in the case of a group of Affiliated Persons, no single Affiliated Person holds [Class A] Certificates with an aggregate stated amount of less than $500,000 [and Class B Certificates with a notional principal amount of less than $500,000] acquired pursuant to the exercise of [Class A Call Rights or Class B] Call Rights[,as applicable,] held by it),  may notify the Trustee, not less than [30] days but not more than [60] days, or not less than [5] days but not more than [60] days when a tender offer for the Underlying Securities is pending, prior to:

(1)           in the case of Merrill Lynch, Pierce, Fenner & Smith Incorporated or when a tender offer for the Underlying Securities is pending, any Business Day, or

(2)           in the case of such Person or group of Affiliated Persons, the 15th day of any month (or if such date is not a Business Day, the next succeeding Business Day), in each case to be designated as an Optional Exchange Date, in each case that:

(i) such Person intends or Affiliated Persons intend to tender an Authorized Denomination of [Class A Certificates and an equal number of Class B] Certificates that it holds or they hold to the Trustee on such Optional Exchange Date in exchange for a proportional amount of Underlying Securities;

(ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

(iii) such exchange will not affect the characterization of the Trust as a “grantor trust” under the Code;

(iv) in the case of an exchange of less than all outstanding Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Certificates to remain listed on the New York Stock Exchange, unless the Person or Affiliated Persons tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange of such Certificates pursuant to this Section 6;

(v) [such exchange has been consented to by any Swap Counterparty to such exchange and a Swap Termination Payment in respect of the portion of the Swap Agreement corresponding to the portion of the Underlying Securities to be distributed by the Trustee has been tendered to the Swap Counterparty;]

(vi) such exchange will not be made with respect to Certificates subject to outstanding Call Rights held by any Person or Affiliated Persons other than the Person or Affiliated Persons exercising such exchange; and

(vii) in the case of an exchange by a person other than Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates (other than the Depositor), such exchange will be made with respect to an aggregate stated amount of [Class A] Certificates equal to the aggregate stated amount of [Class A] Certificates acquired by such Person pursuant to the exercise of the applicable Call Rights held by it or them.

Upon tender of such [Class A Certificates and Class B] Certificates on such Optional Exchange Date, the Trustee will deliver to the Person or Affiliated Persons tendering such Certificates [(x)] an amount of Underlying Securities having a principal amount equal to the aggregate principal amount of Underlying Securities then held by the Trust times the aggregate stated amount of [Class A] Certificates being tendered divided by the aggregate stated amount of [Class A] Certificates then outstanding [minus (y) an amount equal to any Swap Termination Payment payable by the Trust to the Swap Counterparty], and in the case of an exchange by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates, where such Person or Affiliated Person holds unexercised [Class A] Call Rights respecting the exchanged [Class A Certificates and a corresponding number of unexercised Class B Call Rights respecting the exchanged Class B] Certificates, such unexercised [Class A Call Rights and Class B] Call Rights held by such Person or Affiliated Person shall be cancelled.  Any Call Holder that has properly provided notice of exercise to the [Warrant Agent] and has deposited the Call Price with the Escrow Agent may concurrently designate an Optional Exchange Date, and such Optional Exchange Date shall be specified in the notice of exercise, provided, however, that such Optional Exchange Date shall not occur prior to the applicable Call Date.

(b) The requirements set forth in Section 4.07 of the Standard Terms [(other than (a)(ii), (a)(v), (a)(vi) and (a)(vii))], including the requirement for an Opinion of Counsel at the request of the Trustee pursuant to Section 4.07(a) apply to an Optional Exchange pursuant to this Section 6.

(c) Any costs associated with the exercise of the rights granted under paragraphs (a) and (b) of this Section 6 will be borne by the Person or Affiliated Persons exercising such rights and not by the Trust.

(d) [In no event can an Optional Exchange be made unless an equal number of Class A Certificates and Class B Certificates are tendered for exchange by each Holder exercising this Optional Exchange right.]/[The Trustee may conclusively presume that any tender of Certificates for a proportional amount of Underlying Securities is in accordance with all the terms and limitations of this Section 6 other than paragraph (a)(iv).]

(e) [Depositor Optional Exchange does not apply to this Series of Certificates.]/[For the avoidance of doubt, in connection with a Depositor Optional Exchange pursuant to Section 4.07(d) of the Standard Terms, any termination payment for termination of the portion of the Swap Agreement corresponding to the portion of the Underlying Securities to be exchanged shall be the obligation of the Depositor as exchanging Certificateholder.]

SECTION 7. Events of Default.  (a) Within 30 days after its receipt of written notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default specified in the written notice received by the Trustee.  However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is not contrary to the best interests of the Certificateholders.

(b)           [Upon receiving notice of any Swap Default by the Swap Counterparty or other circumstances giving rise to the right of the Trust to designate an Early Termination Event in respect of the Swap Agreement, the Trustee is required to designate an Early Termination Event in respect of the Swap Agreement.]

SECTION 8. Miscellaneous.

(a)           [The provisions of Section 4.04, Advances, of the Standard Terms shall [not apply to the Certificates]/[be replaced with the following:

Provisional Credits. In the event that the Trustee provisionally credits to the Certificate Account any amounts in respect of the Underlying Securities prior to receipt of final payment therefor, such final payment is not promptly received in the ordinary course and the Trustee determines such amount is nonrecoverable from related late collections, Credit Support proceeds, if any, [Swap Agreement, Swap Guarantee] or Liquidation Proceeds, the Trustee may apply amounts on deposit in the Certificate Amount for such Series allocable to any of such Underlying Securities prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class to reimburse itself.]

(b) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment.  No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be applied in accordance with the order of priorities set forth in Section 4.

(c) The outstanding principal balance of the [Class A Certificates and the aggregate principal notional amount of the Class B] Certificates shall not be reduced by the amount of any Realized Loss.

(d) Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit B.

SECTION 9. Notices.  (a)  All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).  If notice is delivered by email or facsimile, receipt must be confirmed.

If to the Depositor, to:
Merrill Lynch Depositor, Inc. c/o Merrill Lynch Pierce, Fenner & Smith Incorporated One Bryant Park, 3rd Floor New York, NY 10036
Attention:	Structured Credit Trading
Telephone:	(646) 855-6745
Facsimile:	(646) 855-0104
Email:	[ ]

If to the Trustee, to:

The Bank of New York Mellon Corporate Trust Dealing & Trading Group 101 Barclay Street, Floor 7W New York, NY 10286
Attention:	Trust Series [ ]
Telephone:	(212) 815-2896
Facsimile:	(212) 815-2830
Email:	[ ]

If to the Securities Intermediary, to:

The Bank of New York Mellon Corporate Trust Dealing & Trading Group 101 Barclay Street, Floor 7W New York, NY 10286
Attention:	Trust Series [ ]
Telephone:	(212) 815-2896
Facsimile:	(212) 815-2830
Email:	[ ]

[If to the [Warrant] Agent, to

The Bank of New York Mellon Corporate Trust Dealing & Trading Group 101 Barclay Street, Floor 7W New York, NY 10286
Attention:	Trust Series [ ]
Telephone:	(212) 815-2896
Facsimile:	(212) 815-2830
Email:	[ ]]

If to the Rating Agency, to:

[Standard & Poor’s Ratings Services 55 Water Street, 41st Floor New York, NY 10041-0003
Attention:	RRS/Synthetic Surveillance
Telephone:	[(212) 438-2482]
Facsimile:	[(212) 438-2664]
Email:	[ ]]

(b) Copies of any tender offer materials and all directions, demands and notices required to be given to the Certificateholders hereunder or under the Standard Terms will be given to the [Warrant] Agent by facsimile transmission and by mail. In addition, the Trustee shall notify the [Warrant] Agent within two Business Days of (i) receipt of notice from the Underlying Securities Issuer or the Paying Agent of a redemption or any other unscheduled payment or (ii) an election to terminate the Trust pursuant to Section 12(b) hereof.

(c) The Trustee shall inform each Rating Agency of any Payment Default.

SECTION 10. Governing Law.  This Supplement and the transactions described herein shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 11 Counterparts.  This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

SECTION 12. Termination of the Trust.  (a)             The Trust shall terminate upon the earlier of (i) the sale by the Trust after a Liquidation Event or Trust Wind-Up Event and the distribution in full of all amounts due to the Certificateholders, (ii) the distribution to the Certificateholders of all Underlying Securities in accordance with Section 4(d), (iii) the Final Scheduled Distribution Date, [(iv) any additional or specified Trust Wind-Up Event in this Supplement] and (vi) the holders of all, but not less than all, of the Certificates exercising their election in accordance with Section 11.01(d) of the Standard Terms.

(b) To the extent that the provisions of this Section 12 conflict with Section 11.01 of the Standard Terms, the latter shall control.

SECTION 13. Sale; Redemption of Underlying Securities; Call Rights.

(a)           In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders [of each Class], pursuant to Section 5(b) hereof, the Trustee may, upon prior written notice to each Rating Agency, elect to sell all or a portion of the Underlying Securities to pay such Extraordinary Trust Expenses.

(b) As a holder of the Underlying Securities, the Trust may receive redemption proceeds (the “Redemption Amount”) upon the redemption of the Underlying Securities, in whole or in part, by the Underlying Securities Issuer pursuant to the Underlying Securities Indenture and the Underlying Securities Prospectus.

(i) Upon the redemption of the Underlying Securities in whole, but not in part, (A) on [     ] or (B) at the option of the Underlying Securities Issuer, upon prior notice pursuant to the Underlying Securities Indenture, the Redemption Amount will be distributed in accordance with Section 4(b).

Such distribution[s] shall be made upon the date such Redemption Amount is received in immediately available funds by the Trust if such Redemption Amount is received prior to 1:00 p.m. local time at the office of the Trustee and otherwise on the next Business Day.

(ii) Upon any redemption of the Underlying Securities in part at the option of the Underlying Securities Issuer upon prior notice pursuant to the Underlying Securities Indenture, the Redemption Amount will be distributed in accordance with Section 4(b).

Upon any such redemption in part, the Trustee shall select the Certificates to be purchased, in accordance with the procedures of the Depository, a stated amount of [Class A Certificates and an equal notional principal amount of Class B] Certificates equal to the aggregate amount of [each such Class] Certificates then outstanding multiplied by the aggregate principal amount of Underlying Securities subject to redemption and then held by the Trust divided by the aggregate principal amount of Underlying Securities then held by the Trust; provided that the amount of [each Class of] Certificates being redeemed may be reduced by the aggregate stated amount of [Class A Certificates or notional principal amount of Class B Certificates, as applicable,]/[Certificates] called pursuant to the exercise of Call Rights prior to such redemption in accordance with the terms of the Call Agreement.

Such Redemption Amount will be distributed upon the date such Redemption Amount is received in immediately available funds by the Trust if such Redemption Amount is received prior to 1:00 p.m. local time at the office of the Trustee and otherwise on the next Business Day.  Upon distribution of the Redemption Amount by the Trustee, the Certificates called pursuant to the exercise of Call Rights and the Certificates redeemed pursuant to this subsection (ii) shall be deemed to have been surrendered for cancellation by the Trust, and the aggregate stated amount of the outstanding [Class A Certificates and the aggregate notional principal amount of the outstanding Class B] Certificates shall be reduced by the aggregate stated amount of such [Class A Certificates and the aggregate notional principal amount of such Class B Certificates, as applicable]/[Certificates]; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender.  Payment of the Redemption Amount with respect to the Certificates will be made to the Call Holder exercising the Call Rights in accordance with Section 4(b).1

(c) The Call Terms are set forth on Schedule III:

(i) A Call Holder that has met the exercise requirements set forth in paragraph (c)(ii) of this Section 13 may, on the Call Date, exercise its option to purchase, in whole or in part, a principal [or notional] amount of [Class A or Class B] Certificates, [as applicable,] proportionate to such Call Holder’s exercised Call Rights, in Authorized Denominations at the applicable Call Price;

(ii) In order to exercise its Call Right on a Call Date, a Call Holder must, satisfy the following conditions within the Call Notice Period:

(1) notify the Trustee in writing of its intention to exercise such Call Right and whether such exercise is in connection with a tender offer for the Underlying Securities.  In the event that such notice is provided in connection with a tender offer for the Underlying Securities, if the exercising Holder did not receive from the Call Agent notice of a tender offer, then such Holder shall also provide the Call Agent with any information the Holder may have from a third-party source indicating that such tender offer is pending.

(2) deposit the [applicable] Call Price with the Escrow Agent (the “Escrow Deposit”), in lawful money of the United States of America by wire transfer of immediately available funds, to be held in escrow pursuant to an Escrow Agreement reasonably satisfactory to the Trustee and substantially in the form attached hereto as Exhibit C (to be entered into immediately preceding delivery of the applicable Call Price by such Call Holder to the Escrow Agent) until [such]/[the] Call Price is paid by the Trustee to the Certificateholders in accordance with paragraph (d) of this Section 13 or returned to the exercising Holders pursuant to the Call Agreement; provided, that if (a) all of the outstanding Certificates [of a given Class] are to be purchased pursuant to the exercise of the Call Rights on an Exercise Date and the exercising Call Holder at such time holds [Class A Certificates or Class B] Certificates that are subject to Call Rights, the Call Holder may deposit such [Class A Certificates or Class B] Certificates with the Escrow Agent in lieu of the portion of the Call Price that would relate thereto, and (b) fewer than all of the outstanding [Class B] Certificates are to be purchased pursuant to the exercise of the Call Rights on an Exercise Date and the exercising Call Holder at such time holds [Class B] Certificates that are subject to Call Rights, the Call Holder may deposit such [Class B] Certificates with the Escrow Agent in lieu of the portion of the Call Price that would relate thereto; and

________________________
1      Redemption terms to conform to those provided in Underlying Securities.

(3) provide the Trustee and the Call Agent with any other documents customary for a transaction of this nature, including a certificate of the Call Holder certifying the solvency of such Call Holder on such date; provided that the Call Holder need not provide any such solvency certificate if the rating of the senior, unsecured long-term debt of the Call Holder, or the Call Holder’s credit support provider, if applicable, by [S&P] is in one of the investment grade categories of [S&P] on such date.

The provisions of this Section 13(c)(ii)(1) through (3) shall not apply if Call Rights are being exercised automatically upon an acceleration of the maturity of the Underlying Securities and payment in full by the Underlying Securities Issuer of all amounts due upon such acceleration.

(d) In connection with any exercise of the [Class A Call Rights or Class B]  Call Rights, the Trustee shall select the Certificates [of the class] to be purchased, in accordance with the procedures of the Depository, a stated amount of the outstanding Certificates [of the class] to be surrendered by the Certificateholders thereof to the Trustee upon any such exercise (other than Certificates held by any Person to whom a Delivery Certificate, as evidenced by the registration of such Delivery Certificate in the Delivery Register in accordance with the Call Agreement), deliver such Certificates to the exercising Call Holder and the proceeds of the Call Price shall be distributed pro rata among such Certificateholders on the Call Date in accordance with the Call Agreement.  Upon distribution of the Call Price, the Certificates called pursuant to the exercise of Call Rights shall be deemed to have been surrendered and such Certificates shall be transferred to the Call Holder; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender.

(e) The rights of the Certificateholders under the Trust Agreement and the Certificates are limited by the terms, provisions and conditions of the Trust Agreement[, the Swap Agreement] and the Call Agreement with respect to the exercise of the Call Rights by the Call Holder.  The Certificateholders, by their acceptance of Certificates, covenant and agree to tender any and all Certificates to the Call Agent upon the Call Holder’s exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Call Agreement.

(f) Upon receipt of a notice of a tender offer for the Underlying Securities, the Trustee shall deliver notice of the tender offer to the Call Agent[, the Swap Counterparty] and holders of Delivery Certificates (as defined in Section 2.02(d) of the Warrant Agreement) within two Business Days after receipt of notice from the [Tender Offeror] (as defined in the Call Agreement).  Within two Business Days of the expiration of the period for validly delivering tender offer exercise notices pursuant to the Call Agreement, the Trustee shall, after giving effect to the exercise of Call Rights with respect to Certificates already held by the Call Holder, as set forth in the Call Agreement, (A) select the Certificates to be purchased, in accordance with the procedures of the Depository, a stated amount of Certificates [of the class being called] equal to the aggregate stated amount of  [Class A Certificates or Class B] Certificates [as applicable] not subject to Delivery Certificates then outstanding multiplied by the aggregate principal amount of the Call Rights being exercised divided by the aggregate principal amount of the outstanding [Class A Call Rights or Class B] Call Rights [as applicable], and (B) notify the Certificateholders of the selected Certificates that, subject to Section 2.02(i) of the Warrant Agreement, such Certificates will be purchased on the Call Date.  Upon the Trustee’s receipt of the tender offer proceeds, the Call Price will be distributed pursuant to the Call Agreement pro rata to the Certificateholders whose Certificates have been purchased and the tender offer proceeds will be distributed by the Trustee pro rata to the exercising Call Holders pursuant to the Call Agreement.  Upon distribution of the Call Price and tender offer proceeds, the Certificates called pursuant to the exercise of Call Rights shall be deemed to have been surrendered for cancellation by the Trustee and the aggregate stated amount of the outstanding Certificates shall be reduced by the aggregate stated amount of such Certificates; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender.

SECTION 14. Voting of Underlying Securities, Modification of Indenture.  The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement.  In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date.  The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.  The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required [after weighing the votes of the Class A Certificateholders and the Class B Certificateholders in accordance with the Allocation Ratio]; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a “grantor trust” for federal income tax purposes or result in the imposition of tax upon the Certificateholders, or (ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event that with the passage of time would become an event of default under the Underlying Securities and with the consent of 100% of the Certificateholders and 100% of the Call Holders, or (iii) except as provided in the following paragraph, that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of 100% of the Certificateholders and 100% of the Call Holders.  The Trustee shall have no liability for any failure to act resulting from Certificateholders’ or Call Holders’ late return of, or failure to return, directions requested by the Trustee from the Certificateholders and Call Holders.

If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders, the Call Holders and each Rating Agency of such offer promptly.  Subject to Sections 6(b) and 13 in connection with a tender offer and the exercise of Call Rights or Optional Exchange rights, the Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of 100% of the Certificateholders and 100% of the Call Holders to accept such offer, the Trustee has received the tax opinion described above and if the Trustee is so directed, the Trustee shall promptly notify each Rating Agency of such direction accompanied by evidence of the affirmative vote of such Certificateholders and Call Holders.

If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by 100% of the Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

SECTION 15. Call Right Documentation.  Simultaneously with the execution hereof, the Depositor hereby directs the Trustee, in the name of and on behalf of the Trust, to enter into a Call Agreement [and any related Warrant Certificates (as defined in the Call Agreement)] evidencing the Call Rights and to make representations contained therein on behalf of the Trust.  At the direction of the Depositor, the Trustee shall execute such further documents as may be required to evidence any transfer of any or all of the rights, interests or obligations under the Call Agreement [and any related Warrant Certificates].

SECTION 16. Third Party Beneficiary.  The Escrow Agent and each Call Holder shall be third party beneficiaries of this Trust Agreement.

SECTION 17.  Nonpetition Covenant

SECTION 17.  Nonpetition Covenant.  Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year (or, if longer, the applicable preference period) plus one day after the termination of the Trust Series [       ], acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

Merrill Lynch Depositor, Inc., as Depositor

By: __________________________
Name:
Title:

The Bank of New York Mellon, not in its individual capacity but as Trustee

By: __________________________
Name:
Title: Authorized Signatory

The Bank of New York Mellon, as Securities Intermediary

By: __________________________
Name:
Title: Authorized Signatory

SCHEDULE I

TRUST CERTIFICATES, SERIES [      ]
UNDERLYING SECURITIES SCHEDULE

Underlying Securities:	[ ]% [Debentures]/[Notes] due [ ] issued by the Underlying Securities Issuer.

Underlying Securities Issuer:	[ ].

Underlying Securities Guarantor[s]	[ ] [and [ ]].

Underlying Securities Indenture	Indenture dated as of [ ], between the Underlying Securities Issuer, [Underlying Securities Guarantor[s]] and the Underlying Securities Trustee.

Underlying Securities CUSIP Number:	[ ].

Underlying Securities Original Issue Date:	[ ].

Underlying Securities Original Amount Issued:	[ ].

Underlying Securities Commission Filing Number:	[ ].

Underlying Securities Maturity Date:	[ ].

Underlying Securities Principal Payment Date:	[ ].

Underlying Securities Interest Payment Dates:	[ ] and [ ], or if any such date is not a business day, then the next succeeding business day.

Underlying Securities Interest Rate:	[ ]% per annum.

Underlying Securities Record Dates:	The close of business on the fifteenth calendar day, immediately prior to the relevant interest payment date.

Underlying Securities Redemption:
The Underlying Securities will be redeemable, as a whole or in part, at the option of the Underlying Securities issuer, at any time or from time to time, on prior notice mailed to the registered address of each holder of the Underlying Securities.  The redemption price for the Underlying Securities will be equal to the greater of (1) 100% of the principal amount of the securities to be redeemed, and (2) the sum of the present values of the Remaining Scheduled Payments, discounted, on a semi-annual basis, (assuming a 360-day year consisting of twelve 30 day months), at a rate equal to the sum of the Treasury Rate plus [   ] basis points.  Accrued interest will be payable to the redemption date.

Underlying Securities Collateral:	[ ].

Underlying Securities Amortization:	[ ].

Underlying Securities Accrual Periods:	[ ].

Underlying Securities Authorized Denomination and Specified Currency:	The Underlying Securities are denominated and payable in U.S. dollars and are available in minimum denominations of $[ ] and integral multiples of $[ ] in excess of $[ ].

[Underlying Securities Rating as of Closing:]	“[ ]” by S&P

Underlying Securities Form:	Book entry security with DTC[, Clearstream and Euroclear].

SCHEDULE II

ISDA Master Agreement, Schedule and Confirm

(begins on next page)

SCHEDULE III

CALL TERMS

Term	Definition
“Call Agent”:	The [Warrant Agent] as defined in the Call Agreement.
“Call Agreement”:	The [Warrant Agreement, dated as of [ ], by and between the Trust and the Warrant Agent (as defined in the Warrant Agreement)].
“Call Date”:
Any Business Day that a Call Holder designates as a Call Date

(i)        on or after [             ];

(ii)        at any time after the announcement of any redemption or any other unscheduled payment of the Underlying Securities; provided that if a Call Right is to be exercised after the announcement of any redemption or any other unscheduled payment of the Underlying Securities and prior to such redemption or any other unscheduled payment, then the Call Date designated by the Call Holder must be the second Business Day prior to such redemption of the Underlying Securities or unscheduled payment;

(iii)        at any time after receipt by the Call Holder of notice of the termination of the Trust;

(iv)        [at any time during the ten days following receipt by the Call Holder of notice from the Trustee that a Failure to File Event has occurred;]

(v)        at any time during the 27 days following the date upon which there has occurred a Payment Default;

(vi)        at any time in the case of a tender offer for the Underlying Securities, a Call Holder is deemed to designate as a Call Date pursuant to the Call Agreement; or

(vii)        at any time upon an acceleration of the maturity of the Underlying Securities and payment in full or in part by the Underlying Securities Issuer [or [each of] the Underlying Securities Guarantor[s]] of all amounts when due, including at any time deemed a Call Date in connection with an automatic exercise of Call Rights.

“Call Holder”:	The holder of a [Class A] Call Right [or a Class B Right], [initially [ ]].
“Call Price”:
With respect to any [(a)] [Class A]  Certificate being called, the stated amount of such Certificate plus any accrued and unpaid interest on such Certificate to the Call Date and [(b) any Class B Certificates, the Class B Present Value Amount plus any accrued and unpaid interest on such Certificate to the Call Date.  Any payments of interest on the Call Date by the Trust to the applicable Certificateholder will be excluded.

[“Call Right”:	The Class A Call Right and the Class B Call Right.]
[“Class A] Call Right”:
The right, but not the obligation, pursuant to the Call Agreement and any related [Warrant Certificates] (as defined in the Call Agreement)] of one or more Call Holders to purchase from the [Class A] Certificateholders on a Call Date some or all, of the [Class A] Certificates for the Call Price.

[“Class B Call Right”:
The right, but not the obligation, pursuant to the Call Agreement and any related [Warrant Certificates] (as defined in the Call Agreement)] of one or more Call Holders to purchase from the Class B Certificateholders on a Call Date some or all of the Class B Certificates for the Call Price.]

“Authorized Denominations”:	Certificate Principal Balance or Notional Amount of each Certificate being purchased pursuant to the Call Right [is] [is not] required to be an Authorized Denomination.

“Call Notice Period:
Not less than

(x)           [15] days in the case of the exercise of a Call Right pursuant to [Section 2.01(a)(i)] of the Call Agreement,

(y)           [three] Business Days in the case of the exercise of a Call Right [pursuant to clause (ii), (iii), (iv) or (v) of Section 2.01(a)] of the Call Agreement, or

(z)           [five] Business Days prior to the expiration of a tender offer for the Underlying Securities in the case of the exercise of a Call Right pursuant to [Section 2.01(b)] of the Call Agreement, but in each case not more than [60] days, prior to such Call Date

EXHIBIT A

Forms of Certificate

(begins on next page)

EXHIBIT B

FORM OF MARKET AGENT AGREEMENT

MARKET AGENT AGREEMENT, dated as of [        ] (the “Agreement”), by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch, Pierce, Fenner & Smith Incorporated”) and the Trust Series [        ] (the “Trust”), a New York trust created under the Standard Terms for Trust Agreements, dated as of January 23, 2013 (the “Standard Terms”), between Merrill Lynch Depositor, Inc., as depositor (the “Depositor”) and The Bank of New York Mellon, as trustee (the “Trustee”) and as securities intermediary (the “Securities Intermediary”), as amended and supplemented by the Series Supplement, dated as of the date hereof, between the Depositor and the Trustee and Securities Intermediary (the Standard Terms, together with the Series Supplement, the “Trust Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement.  This Agreement shall constitute the “Market Agent Agreement” as defined in the Trust Agreement.

W I T N E S S E T H:

WHEREAS, the Trust desires to retain Merrill Lynch, Pierce, Fenner & Smith Incorporated to render certain services to the Trust in the manner and on the terms hereinafter set forth;

WHEREAS, Merrill Lynch, Pierce, Fenner & Smith Incorporated is a recognized broker dealer meeting the qualifications for a Market Agent set forth in the Trust Agreement and desires to provide such services to the Trust on the terms and conditions hereinafter set forth; and

WHEREAS, the Trustee has been directed to enter into and execute this Market Agent Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the initial Market Agent pursuant to Section 8.01 of the Standard Terms;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Trust hereby agree as follows:

Section 1.  Duties of the Market Agent.  The Trust hereby employs Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the Market Agent for the Trust and to furnish to the Trust all of the services of the Market Agent set forth herein and in the Trust Agreement, including but not limited to acting on behalf of the Trust in connection with the sale and purchase of Underlying Securities as provided in the Trust Agreement.  The Market Agent may solicit and accept bids from Certificateholders for the Underlying Securities.  Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby accepts such employment and agrees during the term of the Certificates to render such services and to assume the obligations of the Market Agent under the Trust Agreement under the terms and conditions herein set forth.

Section 2.  Compensation of Merrill Lynch, Pierce, Fenner & Smith Incorporated.  The Depositor shall pay Merrill Lynch, Pierce, Fenner & Smith Incorporated a fee as shall be separately agreed between the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated.  It shall be the sole responsibility of the Depositor to pay such fee and the Trust shall have no obligation to compensate Merrill Lynch, Pierce, Fenner & Smith Incorporated for the services it renders pursuant to the terms of this Market Agent Agreement, except that the Trust shall pay Merrill Lynch, Pierce, Fenner & Smith Incorporated a fee for any sale of the Underlying Securities in an amount that is customary for such a sale at the time of such sale.

Section 3.  Limitation of Liability of the Market Agent.  The Market Agent shall not be liable in contract, tort or otherwise to the Trust for any losses, costs or damages arising out of its performance of its obligations and duties hereunder except for willful misconduct or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

Section 4.  Term of this Agreement.  This Agreement, which shall be a binding agreement as of the date hereof and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, shall terminate upon the earlier to occur of (a) the termination of the Trust Agreement, (b) the removal of the Market Agent by the Trustee in accordance with the Trust Agreement or (c) 30 days after written notice of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s resignation as Market Agent is delivered to the Trustee.

Section 5.  Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom by any party hereto shall in any event be effective unless the same shall be in writing and signed by the party against which enforcement of such amendment or waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 6.  Notice Addresses.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be deemed to have been duly given if sent by facsimile transmission (a) if to the Market Agent, as set forth below and (b) if to the Trustee, as set forth in the Trust Agreement;

If to Merrill Lynch, Pierce, Fenner & Smith Incorporated:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY  10036
Attention:  [●]
Facsimile:  [●]
Telephone confirmation:  [●]

Section 7.  Assignment.  Except as provided in this Section 7, this Agreement may not be assigned by the Market Agent without the prior consent of the Trustee in accordance with the Trust Agreement.

The Market Agent shall have the right to transfer and assign all of its rights, duties, obligations and liabilities under this Agreement to an Affiliate of the Market Agent; provided, however, that such transfer and assignment shall be on the condition that the due and punctual performance and observance of all the terms and conditions of this Agreement to be performed by the Market Agent shall, by an agreement supplemental hereto, be assumed by such Affiliate just as fully and effectually as if such Affiliate had been the original party of the first part to this Agreement.

Section 8.  Applicable Law.  This Agreement shall be governed by the laws of the State of New York.

Section 9.  Entire Agreement.  This Agreement embodies the entire agreement and understanding between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Trust and supersedes any and all prior agreements and understandings between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Trust relating to the subject matter hereof.

Section 10.  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 11.  Severability of Provisions.  If one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder.  To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 12.  Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated agrees that it shall not, until the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the termination of the Trust Series [       ] pursuant to the terms of Section 12 of the Series Supplement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

Section 13.  No Recourse.  Merrill Lynch, Pierce, Fenner & Smith Incorporated shall have no recourse to the Underlying Securities with respect to any fees owed to Merrill Lynch, Pierce, Fenner & Smith Incorporated under Section 2 of this agreement.  This Section 13 shall not be read as limiting any right Merrill Lynch, Pierce, Fenner & Smith Incorporated may have to the Underlying Securities pursuant to any security, call right or other instrument, obligation or agreement the Trust may issue or enter into from time to time.

Section 14.  Trustee Liability.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Bank of New York Mellon as Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in the Trustee, (b) each representation, undertaking and agreement made herein by the Trustee is made and intended not as a personal representation, undertaking and agreement on the part of the Trustee but is made and intended for the purpose of binding only the Trust, (c) nothing contained herein shall be construed as creating any liability on the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Market Agent, and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement; provided, however, that clauses (c) and (d) above shall in no way exculpate or otherwise relieve the Trustee from any liability resulting from the Trustee’s failure to perform the Trustee’s duties as trustee under the Trust Agreement. This provision shall survive the termination of this Agreement.

Section 15.  Waiver of Jury Trial.  Each party hereby irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any transaction contemplated hereunder.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Market Agent Agreement as of the day and year first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:           Authorized Signatory

TRUST SERIES [       ]

By:                  THE BANK OF NEW YORK MELLON, solely in its capacity as Trustee under the Trust Agreement and not in its individual capacity

By:
Name:
Title:           Authorized Signatory

[MARKET AGREEMENT SIGNATURE PAGE]

EXHIBIT C

ESCROW AGREEMENT

between

[       ]

and

[THE BANK OF NEW YORK MELLON]

Dated as of [        ]

ACCOUNT NUMBER(S) [       ]

SHORT TITLE OF ACCOUNT: [      ] WARRANT ESCROW ACCOUNT

 Form of Escrow Deposit Agreement

ESCROW AGREEMENT made this [    ]  day of [      ] by and between [THE BANK OF NEW YORK MELLON] ("Escrow Agent") and [        ] a _____________ corporation (the "Call Holder").

Call Holder and Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, Escrow Agent shall hold in escrow and shall distribute Escrow Property (as defined herein) in accordance with and subject to the following Instructions and Terms and Conditions:

I. INSTRUCTIONS:

1.             Escrow Property

The property and/or funds in the amount of $[ ] deposited or to be deposited with Escrow Agent by Call Holder shall be as follows:

 The foregoing property and/or funds, plus all interest, dividends and other distributions     and payments thereon (collectively the "Distributions") received by Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as "Escrow Property."

2.	Investment of Escrow Property.

Upon written directions from the Call Holder the Escrow Agent shall invest or reinvest Escrow Property without distinction between principal and income, in the following:

One or more short-term market instruments including but not limited to marketable obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, bank instruments, corporate debt securities issued by U.S. or foreign companies, commercial paper, demand instruments, adjustable rate obligations, asset-backed securities, restricted securities, fully collateralized repurchase agreements or money market funds subject to the requirements of the Investment Company Act of 1940, as amended, invested in any one or more of the aforementioned types of instruments.

Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 4 of the Terms and Conditions.

3.	Distribution of Escrow Property

Escrow Agent is directed to hold and distribute the Escrow Property until the termination of the Escrow Agreement as described in Section 5(a) below.

 Form of Escrow Deposit Agreement

4.             Addresses

Notices, instructions and other communications shall be sent to Call Holder

(a)           If to the Holder at:

[        ]
Telecopy: [       ]
Telephone: [        ]

(b)           If to the Trust, at:

Trust Series [        ]
[c/o The Bank of New York Mellon
101 Barclay Street, 7W
New York, NY 10286
Attn:  Corporate Trust Department - Trust Series [       ]]
Telecopy: [(212) 815-2896]
Telephone: [(212) 815-2830]

(c)           If to the Escrow Agent, at:

[The Bank of New York Mellon
101 Barclay Street, 7W
New York, NY 10286]
Attn:  Corporate Trust Department - Trust Series [        ]]
Telecopy [(212) 815-2896]
Telephone [(212) 815-2830]

5.             Distribution of Escrow Property Upon Termination
Upon termination of this Escrow Agreement, Escrow Property then held hereunder shall be distributed as follows:

(a)           On [        ], $[        ] to be transferred to the wire instructions listed below:

[        ]

(b)	Any funds remaining after the completion of 5(a) above shall be returned to the Call Holder to the instructions listed below:

[Name of Bank]
ABA#: [        ]
GLA: [        ]
F/F/C: [        ]

II. TERMS AND CONDITIONS:

1.
The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied.  Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Call Holder or to which any Call Holder is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any Call Holder or any entity acting on its behalf.  Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

 Form of Escrow Deposit Agreement

2.
This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3.
If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4.
(a) Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part.  In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any Call Holder or any entity acting on behalf of any Call Holder, (ii) for any special, consequential, punitive or special damages (including lost profits), (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit.

(b) If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.

(c) As security for the due and punctual performance of any and all of Call Holder's obligations to Escrow Agent hereunder, now or hereafter arising, Call Holder, individually and collectively, hereby pledge, assign and grant to Escrow Agent a continuing security interest in, and a lien on, the Escrow Property and all Distributions thereon or additions thereto (whether such additions are the result of deposits by Call Holder or the investment of Escrow Property).  The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against Call Holder and all third parties in accordance with the terms of this Escrow Agreement.

(d) Escrow Agent may consult with legal counsel at the expense of the Call Holder as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(e) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

 Form of Escrow Deposit Agreement

5.
Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder.  All such collections shall be subject to Escrow Agent's usual collection practices or terms regarding items received by Escrow Agent for deposit or collection.  Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

6.
Escrow Agent shall provide to Call Holder monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Call Holder unless Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

7.
Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

8.
Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the "Addresses" provision herein (or to such other address as may be substituted therefor by written notification to Escrow Agent or Call Holder).  Notices to Escrow Agent shall be deemed to be given when actually received by Escrow Agent's Insurance Trust and Escrow Unit of the Corporate Trust Division.  Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by Call Holder or by a person or persons authorized by Call Holder.  Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

9.
Call Holder shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

10.
(a)  Call Holder may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days' prior notice in writing signed by all Call Holder.  Escrow Agent may resign at any time by giving to calendar days' prior written notice thereof.

(b) Within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, Call Holder shall jointly agree on and appoint a successor Escrow Agent.  If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Call Holder at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief.  The costs and expenses (including reasonable attorneys' fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed a joint and several obligation of, the Call Holder.

 Form of Escrow Deposit Agreement

(c) Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent's fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

(d) Upon delivery of the Escrow Property to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

11.
(a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by Call Holder, which eliminates such ambiguity or uncertainty.

(b) In the event of any dispute between or conflicting claims by or among the Call Holder and/or any other person or entity with respect to any Escrow Property, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Call Holder for failure or refusal to comply with such conflicting claims, demands or instructions.  Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting.  Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary.  The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by the Call Holder.

12.
This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York.  Call Holder hereby submits to the personal jurisdiction of and agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York or elsewhere as Escrow Agent may select.  Call Holder hereby waives the right to trial by jury and to assert counterclaims in any such proceedings.  To the extent that in any jurisdiction Call Holder may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, it hereby irrevocably agrees not to claim, and hereby waives, such immunity.  Call Holder waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

 Form of Escrow Deposit Agreement

13.
Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

14.
The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies.  The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

15.
Call Holder hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by Call Holder do not and will not violate any applicable law or regulation.

16.
The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17.	This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

18.
This Agreement shall terminate upon the distribution of all Escrow Property from the Account.  The provisions of these Terms and Conditions shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

19.
No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York Mellon" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent.

20.	The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

21.
This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

22.
The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof.  The Call Holder shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes.  Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.  The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications.  It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting.  This paragraph and paragraph (9) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

 Form of Escrow Deposit Agreement

23.
Call Holder agrees to indemnify and hold harmless the Escrow Agent against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys fees ) (collectively, “Losses”) incurred or sustained by the Escrow Agent as a result of or in connection with the Escrow Agent’s reliance upon and compliance with instructions or directions given by facsimile or electronic transmission; provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the Escrow Agent, it being understood that the failure of the Escrow Agent to verify or confirm that the person giving the instructions or directions, is in fact, an authorized person, does not constitute gross negligence or willful misconduct.

 Form of Escrow Deposit Agreement

IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

[        ], as Call Holder

By:____________________________
Name:
Title:

[THE BANK OF NEW YORK MELLON], as Escrow Agent

By:______________________________
Name:
Title:

 Form of Escrow Deposit Agreement